    As filed with the Securities and Exchange Commission on March 10, 1998.
                             Subject to amendment.

                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  ----------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  ----------
                                  IMPATH INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                            13-3459685
  (State or other jurisdic-                               (I.R.S. Employer
    tion of incorporation                                 Identification No.)
     or organization)

                                  ----------
                             521 West 57th Street
                           New York, New York 10019
              (Address of principal executive offices; zip code)
                                  ----------
                                  IMPATH INC.
                         1997 LONG TERM INCENTIVE PLAN
                          (Full titles of the plans)
                                  ----------
                              Anu D. Saad, Ph.D.
                     President and Chief Executive Officer
                             521 West 57th Street
                           New York, New York  10019
                                (212) 698-0300
                     (Name, address and telephone number,
                  including area code, of agent for service)
                                  ----------
                                   Copy to:
                             John J. Butler, Esq.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York  10017
                                  ----------
               Approximate date of proposed sale to the public:
                       As soon as practicable after the
                   Registration Statement becomes effective
                                  ----------
                        CALCULATION OF REGISTRATION FEE
================================================================================

   Title of securities     Amount to be          Proposed maximum             Proposed maximum               Amount of
    to be registered        registered       offering price per share*     aggregate offering price       registration fee
 ---------------------    -------------      -------------------------     ------------------------       ----------------
Common Stock                 300,000                  $33.875                    $10,162,500                   $3,079.55
 (par value
 $0.005 per share)

================================================================================
*Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices for the registrant's shares of Common Stock on March 3, 1998 as reported on the Nasdaq National Market.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

  The Registrant hereby states that the documents listed in (a) and (b) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

(b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

  Article Five, Section 7 of the Registrant's Certificate of Incorporation (the "Certificate") provides that, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law"), or any comparable successor law, as the same may be amended and supplemented from time to time, the Registrant (i) may indemnify all persons whom it shall have power to indemnify under the Delaware Law from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or because he was serving the Registrant or any other legal entity in any capacity at the request of the Registrant while a director, officer, employee or agent of the Registrant and
(iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Certificate further provides that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  The Registrant has entered into indemnification agreements with all directors and executive officers of the Registrant. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant or any of its subsidiaries or affiliates, on account of their service as directors, officers, employees, fiduciaries or agents of the Registrant or any of its subsidiaries or affiliates, and their service at the request of the Registrant or any of its subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  The Registrant maintains liability insurance for its officers and directors, insuring them against certain losses arising from claims or charges made against them while acting in their capacities as officers or directors of the Registrant.

  Article Five, Section 6 of the Certificate provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Law is amended to eliminate further or limit the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any repeal or modification of such provision of the Certificate by the stockholders of the Registrant shall be prospective only and shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

  While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the

Certificate described above apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as director, and do not apply to officers of the Registrant who are not directors.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  Undertakings.
         ------------

  The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby appoints each of Anu D. Saad, Ph.D. and John P. Gandolfo as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 10th day of March, 1998.

                                 IMPATH INC.



                                 By /s/ Anu D. Saad
                                 --------------------------------
                                    Anu D. Saad, Ph.D.
                                      President and
                                  Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                             Date
---------                   -----                             ----


/s/ Anu D. Saad             President, Chief Executive     March 10, 1998
--------------------------  Officer and Director
Anu D. Saad, Ph.D.



/s/ John P. Gandolfo        Executive Vice President,      March 10, 1998
--------------------------  Chief Operating Officer,
John P. Gandolfo            Chief Financial Officer and
                            Principal Accounting Officer

Signature                   Title                             Date
---------                   -----                             ----


/s/ John L. Cassis           Chairman of the Board         March 10, 1998
---------------------------  and Director
John L. Cassis


/s/ Richard J. Cote          Director                      March 10, 1998
---------------------------
Richard J. Cote, M.D.


/s/ Richard Kessler          Director                      March 10, 1998
---------------------------
Richard Kessler


                             Director                      _____  _, 1998
---------------------------
Joseph A. Mollica



/s/ Marcel Rozencweig        Director                      March 10, 1998
-----------------------
Marcel Rozencweig, M.D.


                             Director                      ____  _, 1998
-----------------------------
David B. Snow, Jr.

                               CONSENT OF COUNSEL

                The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
IMPATH Inc.


We consent to the use of our reports incorporated herein by reference.



                                                   KPMG Peat Marwick LLP



Short Hills, New Jersey
March 10, 1998

                                 INDEX TO EXHIBITS


 Number                                  Description of Exhibit                           Page
--------                ---------------------------------------------------------  ------------------
 4(i)                -  IMPATH Inc. 1997 Long Term Incentive Plan

 5                   -  Opinion of Haythe & Curley
23(i)                -  Consent of KPMG Peat Marwick LLP, Independent Auditors                     --
                        (See "Consent of Independent Auditors" in the
                        Registration Statement)

23(ii)               -  Consent of Haythe & Curley (contained in Exhibit 5)                        --

24                   -  Power of Attorney (see "Power of Attorney" in the                          --
                        Registration Statement)